Exhibit 21.1


               Subsidiaries of Hollywood Entertainment Corporation


Name of Subsidiary                Percentage Owned       State of Incorporation

Hollywood Video Superstores, Inc.     100%                      Oregon

Title Wave Stores, Inc.               100%                     Minnesota